Exhibit 99.1

NEWS RELEASE

CONTACT:
CONMED Corporation
Todd Garner
Chief Financial Officer
315-624-3317
ToddGarner@conmed.com

CONMED Corporation Announces Fourth Quarter and Full-Year 2018 Financial Results

Utica, New York, January 22, 2019 — CONMED Corporation (Nasdaq: CNMD) today announced financial results for the fourth quarter and full year ended December 31, 2018.

Fourth Quarter 2018 Highlights

•	Sales of $242.4 million increased 8.9% year over year as reported and 10.8% in constant currency and as adjusted(1).

•	Domestic revenue increased 10.5% year over year as reported and 12.9% as adjusted(1).

•	International revenue increased 7.3% as reported and 8.7% in constant currency.

•

Diluted net earnings per share (GAAP) were $0.54, compared to diluted net earnings per share (GAAP) of $1.65 in the fourth quarter of 2017, a decrease of 67.3%. The prior-year quarter benefitted from the initial recognition of U.S. tax reform benefits.

•	Adjusted diluted net earnings per share(2) were $0.73 versus $0.69 in the fourth quarter of 2017, an increase of 5.8%.

•

Signed a definitive agreement to acquire Buffalo Filter LLC, the leader in the high-growth smoke evacuation market, to augment the Company’s existing General Surgery portfolio. The transaction is expected to close during the first quarter of 2019.

Fiscal Year 2018 Highlights

•	Sales of $859.6 million increased 7.9% as reported and 8.4% in constant currency and as adjusted(1) compared to 2017.

•	Domestic revenue increased 9.1% year over year as reported and 11.4% as adjusted(1).

•	International revenue increased 6.7% as reported and 5.3% in constant currency.

•	Diluted net earnings per share (GAAP) were $1.41, compared to $1.97 in 2017, a decrease of 28.4%.

•	Adjusted diluted net earnings per share(2) were $2.18 versus $1.89 in 2017, an increase of 15.3%.

“2018 was a great year for CONMED. We delivered strong revenue and earnings, continued our cadence of new product introductions and further invested to strengthen our business,” commented Curt R. Hartman, CONMED’s President and Chief Executive Officer. “We are well positioned to build off this momentum in 2019 as we benefit from the investments we have made in our Company infrastructure.”

Sales Analysis

For the quarter ended December 31, 2018, domestic sales, which represented 51.6% of total revenue, increased 10.5% on a reported basis, with growth in both General Surgery and Orthopedics. On January 1, 2018, the Company began adjusting its sales for administrative fees by recording these fees as a reduction of revenue under ASU No. 2014-09, Revenue from Contracts with Customers (“ASC 606”). For the fourth quarter of 2017, these administrative fees totaled $2.4 million. As a result, on an adjusted(1) basis, domestic sales increased 12.9% year over year. International sales, which represented 48.4% of total revenue, increased 7.3% compared to the fourth quarter of 2017 on a reported basis. Foreign currency exchange rates, including the effects of the FX hedging program, had a negative impact of $1.6 million on fourth quarter sales. In constant currency, international sales increased 8.7% versus the prior-year period.

For the fiscal year ended December 31, 2018, domestic sales, which represented 52.2% of total revenue, increased 9.1%, with growth in both General Surgery and Orthopedics. International sales, which represented 47.8% of total revenue, increased 6.7% compared to 2017 on a reported basis. Foreign currency exchange rates, including the effects of the FX hedging program, had a positive impact of $5.1 million on fiscal year 2018 sales. In constant currency, international sales increased 5.3% versus the prior-year period.

Earnings Analysis

For the quarter ended December 31, 2018, reported net income totaled $15.7 million, compared to reported net income of $46.7 million a year ago. Reported diluted net earnings per share were $0.54 in the quarter, compared to reported diluted net earnings per share of $1.65 in the prior-year period. The Company excludes the costs of special items, including acquisitions, restructurings, legal matters, gains on the sale of assets, debt refinancings, impairment charges, amortization of intangible assets, net of tax, as well as adjustments to the December 2017 tax balances and provisional income tax effects of the 2017 Tax Cuts and Jobs Act, from its adjusted diluted net earnings per share. Excluding the impact of these items, adjusted net income(3) of $21.2 million increased 8.3% year over year, and adjusted diluted net earnings per share(2) of $0.73 increased 5.8% year over year. The increase in adjusted net income(3) resulted primarily from higher sales during the quarter.

For the fiscal year ended December 31, 2018, reported net income totaled $40.9 million, compared to reported net income of $55.5 million a year ago. Reported diluted net earnings per share were $1.41, compared to $1.97 in the prior-year period. Reported net income for 2017 included restructuring costs, business acquisition costs, legal costs and the tax benefit from the 2017 Tax Cuts and Jobs Act. Excluding the impact of the special items as described above and as provided in the reconciliation of GAAP to non-GAAP measures below, adjusted net income(3) of $62.8 million increased 17.9% year over year and adjusted diluted net earnings per share(2) of $2.18 increased 15.3% from the prior year.

2019 Outlook

The Company expects full-year 2019 constant-currency sales growth in the range of 5.0% to 6.0%. Based on recent exchange rates, the negative impact to 2019 sales from foreign exchange is anticipated to be approximately 100 basis points.

The Company also forecasts full-year 2019 adjusted diluted net earnings per share in the range of $2.42 to $2.47. This represents growth over 2018 of approximately 11% to 13%. The adjusted diluted net earnings per share estimates for 2019 exclude amortization of intangible assets, which is estimated in the range of $18 to $20 million, net of tax, and the cost of special items, including acquisition costs and restructuring costs.

This guidance excludes any potential impact from the pending acquisition of Buffalo Filter LLC, expected to close in the first quarter of 2019. The company’s current guidance also does not include any impact from the additional financing required for the acquisition. The company expects to provide updated financial guidance for 2019 that includes the impact of the Buffalo Filter LLC acquisition as part of its first quarter 2019 earnings release. As previously disclosed, the Company expects the acquisition to be neutral to adjusted diluted net earnings per share in 2019.

Supplemental Financial Disclosures

(1)

Adjusted net sales growth is measured in constant currency and is adjusted for administrative fees that the Company began recording as a reduction of revenue under ASC 606, Revenue from Contracts with Customers, effective January 1, 2018.

(2)	A reconciliation of reported diluted net earnings per share to adjusted diluted net earnings per share, a non-GAAP financial measure, appears below.

(3)	A reconciliation of reported net income to adjusted net income, a non-GAAP financial measure, appears below.

Conference Call

The Company’s management will host a conference call today at 4:30 p.m. ET to discuss its fourth quarter and full-year 2018 results.

To participate in the conference call, dial 844-889-7792 (domestic) or 661-378-9936 (international) and refer to the passcode 4781517.

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED’s website at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET on Tuesday, January 22, 2019, until 7:30 p.m. ET on Wednesday, February 6, 2019. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) and enter the passcode 4781517.

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, neurosurgery, thoracic surgery and gastroenterology. CONMED has a direct selling presence in 19 countries, and international sales constitute approximately 50% of the Company’s total sales. Headquartered in Utica, New York, the Company employs approximately 3,100 people. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release and today’s conference call may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to, the risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and listed under the heading Forward-Looking Statements in the Company’s most recently filed Form 10-Q. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.

Supplemental Information—Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency and as adjusted for ASC 606; adjusted gross profit; cost of sales excluding specified items; adjusted selling and administrative expenses; adjusted research and development expense; adjusted operating income; adjusted income tax expense; adjusted effective income tax rate; adjusted net income and adjusted diluted net earnings per share (EPS). The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding its financial results and assessing its prospects for future performance. Management believes percentage sales growth as adjusted for ASC 606 and in constant currency and the other adjusted measures described above are important indicators of its operations because they exclude items that may not be indicative of, or are unrelated to, its core operating results and provide a baseline for analyzing trends in the Company’s underlying business. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with its budget process and bases certain management incentive compensation on these non-GAAP financial measures.

Net sales on an “adjusted” basis is a non-GAAP measure that presents net sales in “constant currency” and adjusts for the adoption impact of ASC 606. The Company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. To measure percentage sales growth in constant currency, the Company removes the impact of changes in foreign currency exchange rates that affect the comparability and trend of net sales. In addition, the Company adjusts for the adoption impact of ASC 606. For GAAP purposes, the Company applied the modified retrospective transition approach, which requires certain costs previously included in selling and administrative expense and principally related to administrative fees paid to group purchasing organizations, to be recorded as a reduction of revenue for periods subsequent to January 1, 2018. Amounts reported in prior years remain unchanged with these administrative fees included in selling and administrative expense. To improve comparability between reporting periods, the Company assumed ASC 606 had been applied as of January 1, 2017 thereby reducing net sales by the administrative fees for both periods when calculating adjusted sales growth, adjusted gross margin, adjusted selling and administrative expense, adjusted research and development expense and adjusted operating income. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, cost of sales, selling and administrative expenses, research and development expense, operating income, income tax expense (benefit), effective income tax rate, net income and diluted net earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction, in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Consolidated Condensed Statements of Income

(in thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net sales	$242,444	$222,555	$859,634	$796,392
Cost of sales	109,789	98,597	390,524	365,351

Gross profit	132,655	123,958	469,110	431,041

% of sales	54.7%	55.7%	54.6%	54.1%
Selling and administrative expense	96,462	92,405	355,617	351,799
Research & development expense	10,371	8,378	42,188	32,307

Income from operations	25,822	23,175	71,305	46,935

% of sales	10.7%	10.4%	8.3%	5.9%
Interest expense	5,529	4,879	20,652	18,203

Income before income taxes	20,293	18,296	50,653	28,732
Provision (benefit) for income taxes	4,640	(28,400)	9,799	(26,755)

Net income	$15,653	$46,696	$40,854	$55,487

Basic EPS	$0.56	$1.67	$1.45	$1.99
Diluted EPS	0.54	1.65	1.41	1.97
Basic shares	28,131	27,980	28,118	27,939
Diluted shares	28,901	28,297	28,890	28,171

Sales Summary

(in millions, unaudited)

	Three Months Ended December 31,
			% Change
							Domestic			International
	2018	2017	As Reported	ASC 606 Impact	Impact of Foreign Currency	Adjusted (1)	As Reported	ASC 606 Impact	Adjusted (1)	As Reported	Impact of Foreign Currency	Adjusted (1)
Orthopedic Surgery	$124.8	$121.0	3.1%	0.6%	0.9%	4.6%	5.2%	1.5%	6.7%	1.9%	1.4%	3.3%
General Surgery	117.6	101.6	15.9%	2.0%	0.5%	18.4%	14.2%	3.0%	17.2%	19.1%	1.5%	20.6%

	$242.4	$222.6	8.9%	1.2%	0.7%	10.8%	10.5%	2.4%	12.9%	7.3%	1.4%	8.7%

Single-use Products	$188.1	$174.6	7.8%	1.5%	0.7%	10.0%	7.1%	2.8%	9.9%	8.6%	1.4%	10.0%
Capital Products	54.3	48.0	13.1%	0.0%	0.8%	13.9%	25.8%	0.0%	25.8%	3.4%	1.5%	4.9%

	$242.4	$222.6	8.9%	1.2%	0.7%	10.8%	10.5%	2.4%	12.9%	7.3%	1.4%	8.7%

Domestic	$125.2	$113.3	10.5%	2.4%	0.0%	12.9%
International	117.2	109.3	7.3%	0.0%	1.4%	8.7%

	$242.4	$222.6	8.9%	1.2%	0.7%	10.8%

(1)

Adjusted net sales growth is measured in constant currency and is adjusted for administrative fees that the Company started to record as a reduction of revenue under ASC 606, Revenue from Contracts with Customers (“ASC 606”), on January 1, 2018.

Sales Summary

(in millions, unaudited)

	Year Ended December 31,
			% Change
							Domestic			International
	2018	2017	As Reported	ASC 606 Impact	Impact of Foreign Currency	Adjusted (1)	As Reported	ASC 606 Impact	Adjusted (1)	As Reported	Impact of Foreign Currency	Adjusted (1)
Orthopedic Surgery	$446.7	$428.9	4.1%	0.7%	-0.9%	3.9%	2.9%	1.6%	4.5%	4.9%	-1.4%	3.5%
General Surgery	412.9	367.5	12.4%	1.7%	-0.3%	13.8%	13.5%	2.6%	16.1%	10.3%	-1.0%	9.3%

	$859.6	$796.4	7.9%	1.2%	-0.7%	8.4%	9.1%	2.3%	11.4%	6.7%	-1.4%	5.3%

Single-use Products	$681.1	$637.0	6.9%	1.4%	-0.7%	7.6%	7.8%	2.7%	10.5%	5.9%	-1.4%	4.5%
Capital Products	178.5	159.4	12.0%	0.0%	-0.5%	11.5%	15.1%	0.0%	15.1%	9.2%	-0.9%	8.3%

	$859.6	$796.4	7.9%	1.2%	-0.7%	8.4%	9.1%	2.3%	11.4%	6.7%	-1.4%	5.3%

Domestic	$448.6	$411.0	9.1%	2.3%	0.0%	11.4%
International	411.0	385.4	6.7%	0.0%	-1.4%	5.3%

	$859.6	$796.4	7.9%	1.2%	-0.7%	8.4%

(1)

Adjusted net sales growth is measured in constant currency and is adjusted for administrative fees that the Company started to record as a reduction of revenue under ASC 606, Revenue from Contracts with Customers (“ASC 606”), on January 1, 2018.

Reconciliation of Reported Net Income to Adjusted Net Income

(in thousands, except per share amounts, unaudited)

	Three Months Ended December 31, 2018
	Net Sales	Gross Profit	Selling & Administrative Expense	Research & Development Expense	Operating Income	Tax Expense/ (Benefit)	Effective Tax Rate	Net Income	Diluted EPS
As reported	$242,444	$132,655	$96,462	$10,371	$25,822	$4,640	22.9%	$15,653	$0.54

% of sales		54.7%	39.8%	4.3%	10.7%
Business acquisition costs (1)	—	—	(1,299)	—	1,299	896		403	0.02
Tax reform (2)	—	—	—	—	—	(363)		363	0.01

	$242,444	$132,655	$95,163	$10,371	$27,121	$5,173		$16,419	$0.57

Gross profit %		54.7%
Amortization of intangible assets		$1,500	(4,497)	—	5,997	1,255		4,742	0.16

Adjusted net income			$90,666	$10,371	$33,118	$6,428	23.3%	$21,161	$0.73

% of sales			37.4%	4.3%	13.7%

	Three Months Ended December 31, 2017
	Net Sales	Gross Profit	Selling & Administrative Expense	Research & Development Expense	Operating Income	Tax Expense/ (Benefit)	Effective Tax Rate	Net Income	Diluted EPS
As reported	$222,555	$123,958	$92,405	$8,378	$23,175	$(28,400)	-155.2%	$46,696	$1.65

% of sales		55.7%	41.5%	3.8%	10.4%
Adoption of ASC 606 (3)	(2,406)	(2,406)	(2,406)	—	—	—		—	—
Restructuring costs (4)	—	125	—	—	125	42		83	0.00
Business acquisition costs (1)	—	—	(1,316)	—	1,316	477		839	0.03
Legal matters (5)	—	—	(439)	—	439	143		296	0.01
Tax reform (2)	—	—	—	—	—	32,058		(32,058)	(1.13)

	$220,149	$121,677	$88,244	$8,378	$25,055	$4,320		$15,856	$0.56

Adjusted gross profit % (3)		55.3%
Amortization of intangible assets		$1,500	(4,198)	—	5,698	2,015		3,683	0.13

Adjusted net income (3)			$84,046	$8,378	$30,753	$6,335	24.5%	$19,539	$0.69

% of sales (3)			38.2%	3.8%	14.0%

(1)

In 2018, the Company recorded consulting, legal and other costs associated with the planned acquisition of Buffalo Filter, LLC. In 2017, the Company incurred integration related costs associated with the acquisition of SurgiQuest, Inc.

(2)	In 2018 and 2017, the Company recorded tax expense (benefit) resulting from the 2017 Tax Cuts and Jobs Act. The 2018 amounts are adjustments to the initial December 2017 deferred tax balances.
(3)

This guidance requires certain costs previously recorded in selling and administrative expense and principally related to administrative fees paid to group purchasing organizations, to be recorded as a reduction of revenue beginning in 2018. For GAAP purposes, 2017 costs remain in selling and administrative expense. For comparative purposes, the Company assumed ASC 606 had been applied as of January 1, 2017 thereby reducing net sales by the administrative fees for both periods when calculating adjusted gross profit, adjusted selling and administrative expense, adjusted research and development expense and adjusted operating income as a percent of sales.

(4)	In 2017, the Company incurred costs associated with the restructuring of certain operating functions.
(5)	In 2017, the Company incurred litigation fees as a result of the unfavorable verdict in the Lexion vs. SurgiQuest, Inc. case and other legal matters.

Reconciliation of Reported Net Income to Adjusted Net Income

(in thousands, except per share amounts, unaudited)

	Year Ended December 31, 2018
	Net Sales	Gross Profit	Selling & Administrative Expense	Research & Development Expense	Operating Income	Tax Expense/ (Benefit)	Effective Tax Rate	Net Income	Diluted EPS
As reported	$859,634	$469,110	$355,617	$42,188	$71,305	$9,799	19.3%	$40,854	$1.41

% of sales		54.6%	41.4%	4.9%	8.3%
Impairment charges (1)	—	—	—	(4,212)	4,212	2,117		2,095	0.07
Business acquisition costs (2)	—	—	(2,372)	—	2,372	1,155		1,217	0.05
Tax reform (3)	—	—	—	—	—	(912)		912	0.03

	$859,634	$469,110	$353,245	$37,976	$77,889	$12,159		$45,078	$1.56

Gross profit %		54.6%
Amortization of intangible assets		$6,000	(17,174)	—	23,174	5,413		17,761	0.62

Adjusted net income			$336,071	$37,976	$101,063	$17,572	21.9%	$62,839	$2.18

% of sales			39.1%	4.4%	11.8%

	Year Ended December 31, 2017
	Net Sales	Gross Profit	Selling & Administrative Expense	Research & Development Expense	Operating Income	Tax Expense/ (Benefit)	Effective Tax Rate	Net Income	Diluted EPS
As reported	$796,392	$431,041	$351,799	$32,307	$46,935	$(26,755)	-93.1%	$55,487	$1.97

% of sales		54.1%	44.2%	4.1%	5.9%
Adoption of ASC 606 (4)	(8,231)	(8,231)	(8,231)	—	—	—		—	—
Restructuring costs (5)	—	2,903	(1,347)	—	4,250	1,419		2,831	0.10
Business acquisition costs (2)	—	—	(2,336)	—	2,336	847		1,489	0.05
Legal matters (6)	—	—	(17,480)	—	17,480	5,681		11,799	0.42
Tax reform (3)	—	—	—	—	—	32,058		(32,058)	(1.14)

	$788,161	$425,713	$322,405	$32,307	$71,001	$13,250		$39,548	$1.40

Adjusted gross profit % (4)		54.0%
Amortization of intangible assets		$6,000	(15,295)	—	21,295	7,530		13,765	0.49

Adjusted net income (4)			$307,110	$32,307	$92,296	$20,780	28.0%	$53,313	$1.89

% of sales (4)			39.0%	4.1%	11.7%

(1)

In 2018, the Company recorded impairment charges mainly related to an in-process research and development asset, net of release of accrued contingent consideration, associated with a prior acquisition.

(2)

In 2018, the Company incurred consulting, legal and other costs associated with the planned acquisition of Buffalo Filter, LLC. In addition, in 2018, the Company recorded a charge related to a vacant leased facility and in 2017 incurred integration related costs associated with the acquisition of SurgiQuest, Inc.

(3)	In 2018 and 2017, the Company recorded tax expense (benefit) resulting from the 2017 Tax Cuts and Jobs Act. The 2018 amounts are adjustments to the initial December 2017 deferred tax balances.
(4)

This guidance requires certain costs previously recorded in selling and administrative expense and principally related to administrative fees paid to group purchasing organizations, to be recorded as a reduction of revenue beginning in 2018. For GAAP purposes, 2017 costs remain in selling and administrative expense. For comparative purposes, the Company assumed ASC 606 had been applied as of January 1, 2017 thereby reducing net sales by the administrative fees for both periods when calculating adjusted gross profit, adjusted selling and administrative expense, adjusted research and development expense and adjusted operating income as a percent of sales.

(5)	In 2017, the Company restructured certain operating, sales, marketing and administrative functions and incurred severance, product discontinuation and other related costs.
(6)	In 2017, the Company incurred litigation fees as a result of the unfavorable verdict in the Lexion vs. SurgiQuest, Inc. case and other legal matters.

Reconciliation of Reported Net Income to EBITDA & Adjusted EBITDA

(in thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income	$15,653	$46,696	$40,854	$55,487

Provision (benefit) for income taxes	4,640	(28,400)	9,799	(26,755)
Interest expense	5,529	4,879	20,652	18,203
Depreciation	4,648	5,086	18,529	20,079
Amortization	10,683	10,139	42,231	37,427

EBITDA	$41,153	$38,400	$132,065	$104,441

Stock based compensation	2,571	2,132	10,037	8,472
Impairment charges	—	—	4,212	—
Business acquisition costs	1,299	1,316	2,372	2,336
Restructuring costs	—	125	—	4,250
Legal matters	—	439	—	17,480

Adjusted EBITDA	$45,023	$42,412	$148,686	$136,979

EBITDA Margin
EBITDA	17.0%	17.3%	15.4%	13.1%
Adjusted EBITDA	18.6%	19.3%	17.3%	17.4%